Exhibit 5.1

[Dow Lohnes PLLC Letterhead]

May 26, 2011

West Marine, Inc.
500 Westridge Drive
Watsonville, California  95076-4100

Re:           Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel for West Marine, Inc., a Delaware corporation (“West Marine”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) pertaining to 1,900,000 shares (the “Shares”) of common stock, $0.001 par value per share, being registered for issuance by West Marine pursuant to the West Marine, Inc. Omnibus Equity Incentive Plan, as amended and restated (the “Omnibus Plan”).  At your request, we are providing this opinion to you for filing as an exhibit to the Registration Statement.

In preparing this opinion, we have reviewed (i) the Registration Statement, (ii) West Marine’s Certificate of Incorporation and Bylaws, each as amended to date, (iii) the Omnibus Plan, and (iv) a certificate from the corporate secretary of West Marine, dated May 19, 2011.

As to matters of fact relevant to our opinion, we have relied upon oral representations of officers and other representatives of West Marine, without further investigation.  With respect to our examination of the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein.  We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware (the “Applicable Law”).  We express no opinion as to conflicts of law rules or the laws of any other states or jurisdictions, including federal laws regulating securities, or the rules and regulations of stock exchanges or any other regulatory body.

In rendering this opinion, we have assumed that: (i) the Registration Statement will be automatically effective when filed with the Securities and Exchange Commission (the “Commission”) in accordance with Rules 456 and 462 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and (ii) the Registration Statement will be effective at the time any Shares are offered or issued under the Omnibus Plan.

Based upon and subject to the foregoing and any other qualifications stated herein and assuming that (i) the Registration Statement will have become effective and comply with all applicable laws, and (ii) the Shares will be issued and sold in compliance with applicable federal and state securities laws, consistent with the terms of the Omnibus Plan and in the manner stated in the Registration Statement, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Omnibus Plan, will be validly issued, fully paid and non-assessable, subject to the limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

This opinion is as of the date hereof.  We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter.  Our opinion is expressly limited to matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to West Marine or the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement; provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DOW LOHNES PLLC

By:	/s/ THOMAS D. TWEDT
Thomas D. Twedt, Member